EXHIBIT 10.26

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

FLEET MAINTENANCE AGREEMENT

DATED	13 October 2005

DCL	DAIRY CREST LIMITED (Company no 2085882) whose registered office is at Claygate House, Littleworth Road, Esher, Surrey KT10 9PN

SEV	SEV GROUP LIMITED (company no 4463640) whose registered office is at Unit 95/2, Tanfield Lea Industrial Estate North, Stanley, Co Durham, DH9 9NX

1.             Definitions

1.1           In this Agreement:

1.1.1        the following expressions have the following meanings unless inconsistent with the context:

“the Act” means the Employment Rights Act 1996.

“Additional Charges” means the charges to be calculated by SEV on a time and materials basis at the rates described in Clause 7 of this Agreement in respect of the provision of Excepted Services pursuant to Clause 6 of this Agreement.

“Agreement” means this agreement including the Schedules and the appendix made between SEV and DCL

“Bodywork” means, without limitation, the panels, doors, glazing, trim, seating and any custom built additions not supplied by the original Vehicle manufacturer

“CDV” means an Engine powered car derived van included in this Agreement

“Charger” means the battery charger and related equipment of an EGV.

“Chassis” means the main frame, sub-frames and mounting brackets of the vehicle

“Code of Practice” means the HMSO code of practice set out in the appendix

“Commencement Date” means 16 October 2005.

“Contracted Period” means the period during which this Agreement is in effect.

“Contract Procedure Manual” means a separate operating manual that identifies procedures and documentation relevant to this Agreement.

“DCL Financial Year” means the period of 12 (twelve) months commencing on the first day of each financial year of DCL during the term of this Agreement as notified by DCL to SEV in writing or as otherwise agreed between the parties in writing (and, in the

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

absence of such notification or agreement, the period of 12 (twelve) months commencing on 1 April each year during the term of this Agreement).

“EGV” means an electric powered goods vehicle included in this Agreement.

“Employees” means the employees employed by SEV during the Contracted Period who provide the Maintenance Services, including but not limited to the Transferring Employees and/or the Future Transferring Employees

“Employment Costs” means all salaries, wages, commissions, bonuses, all statutory contributions, holiday pay (including payment for accrued but untaken holiday), national insurance contributions, pension contributions made to or on behalf of an employee, taxation (including all income tax deductible under PAYE) and all other employment costs.

“Engine” means an internal combustion engine consisting of the main engine block and head plus all the internal components thereof.

“Excepted Services” means those services referred to in Clause 6.1 of this Agreement which do not fall within Maintenance Services.

“Final Future Transferring Employees List” means the list of Future Transferring Employees who will transfer to DCL and/or a Replacement Supplier in accordance with Clauses 19 or 20 (as the case may be) upon the Termination Date.

“Fleet Size” means the total number of Operational Vehicles and Spare Vehicles in use by DCL from time to time and included in this Agreement.

“FTA” means Freight Transport Association or such other replacement association or organisation operating in the United Kingdom from time to time whose aims are to represent the freight transport industry generally

“Future Maintenance Services” means any services which are the same as or similar to the Maintenance Services, which will be provided by DCL and/or any Replacement Supplier after the Termination Date.

“Future Transfer Date” means the date(s) on which the Future Transferring Employees are transferred to DCL and/or any Replacement Supplier pursuant to Clauses 19 or 20 (as the case may be).

“Future Transferring Employees” means any employee of SEV who is wholly or mainly assigned to work in the provision of the Maintenance Services immediately prior to the Termination Date and whose employment is liable to transfer to DCL and/or any Replacement Supplier pursuant to Clauses 19 or 20 (as the case may be).

“Liabilities” includes without limitation all costs, expenses, losses, damages, claims, proceedings, awards, fines, orders (including, but not limited to, any order or notice issued by the Pensions Regulator) and other liabilities (including reasonable legal and other professional fees and expenses) whenever arising or brought

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

“LGV” means an Engine powered large (over 7.5t gross vehicle weight) goods vehicle included in this Agreement.

“Maintenance Agreement” means the agreement entered into by DCL and SEV on 28 March 1999.

“Maintenance Charges” means the aggregate charge for the Maintenance Services calculated in accordance with Clause 3 of this Agreement.

“Maintenance Rate” means the weekly charge levied by SEV to DCL tor each Vehicle included in this Agreement and set out in Schedule One.

“Maintenance Services” means the provision of maintenance services as defined in Clause 4 of this Agreement.

“MGV” means an Engine powered medium (over 3.5t but less than 7.5t gross vehicle weight) goods vehicle included in this Agreement.

“Opening Fleet Size” means the Fleet Size on the later of the Commencement Date of the first day of any DCL Financial Year and stated in Schedule One

“Operational Vehicles” means Vehicles from time to time that are in regular use in the course of DCL business

“Permitted Sub-Contractor” means any person who SEV appoints to undertake work as all or part of the Maintenance Services pursuant to Clause 11 below.

“PG9 Notice” means a PG9 Notice issued by VOSA.

“Place of Repair” means any agreed location where the Vehicles are serviced or repaired

“Place of Use” means any location within the local vicinity of the Site where the Vehicles are operated.

“Provisional Future Transferring Employees List” means the list of Future Transferring Employees who SEV believes will transfer to DCL and/or a Replacement Supplier in accordance with Clauses 19 or 20 (as the case may be) upon the Termination Date.

“Redundancy Costs” means in relation to each Transferring Employee the amount designated as such in Schedule Two and calculated as the sum of:-

(i)            the statutory redundancy payment (calculated in accordance with section 162 of the Act) to which such Transferring Employee would have been entitled had he been dismissed by reason of redundancy with effect from the Commencement Date;

 (ii)          any contractual entitlement to additional redundancy or severance pay (including any such entitlement arising by virtue of custom and practice) which would accrue to such Transferring Employee were he dismissed in such circumstances.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(iii)          the contractual notice pay (or payment in lieu of notice) which would have been payable to such Employee in such circumstances together with any additional notice pay which would have been payable by virtue of section 86(1) of the Act.

(iv)          all income tax and national insurance contributions properly payable in connection with the payments set out in (i) to (iii) above but subject to variation in accordance with clause 11.7.

“Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended).

“Replacement Supplier” means any person employed or engaged to provide to DCL services similar to the Maintenance Services provided prior to the Termination Date.

“Retail Price Index” means the UK Index of Retail Prices (All Items) maintained by the Central Office of Information calculated by reference to the published figures in respect of such Index current at the last day of December in each year during the term of this Agreement. In the event of the abolition or a fundamental variation in the basis of the said Index prior to the date upon which the Retail Price Index is to be applied hereunder, the parties shall, at their mutual expense, obtain the opinion of an independent Fellow of the Institute of Chartered Accountants in England and Wales as to the increase which ought to be made (having regard to such varied or substituted index or indices as he considers appropriate) and the opinion of such accountant (who shall act as an expert and not as an arbitrator) shall be final and binding on the parties

“Schedule One” means the Schedule One hereto setting out the variable terms of this Agreement and to be revised by SEV on the first day of each DCL Financial Year following which a signed copy of the new Schedule One shall be attached to each part of this Agreement.

“SGV” means an Engine powered small (up to 3.5t gross vehicle weight) goods vehicle included in this Agreement.

“Site” means the addresses of DCL premises where the Vehicles are stored when not in use.

“Spare Vehicles” means Vehicles held in a maintained and roadworthy condition for occasional use by DCL

“Surplus Vehicles” means Vehicles from time to time no longer in use by DCL either as Operational Vehicles or Spare Vehicles.

“Termination Date” means the date on which this Agreement terminates pursuant to Clause 16

“Transferring Employees” means the persons employed by DCL who are providing the Maintenance Services or services which are the same or similar to the Maintenance Services immediately before the Commencement Date whose contracts of employment after the Commencement Date will be or are deemed effected between

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SEV and such persons under Regulation 5 of the Regulations and who are listed in Schedule Two.

“Vehicle” means any vehicle included in this Agreement.

“VOSA” means the Vehicle and Operator Services Agency

1.1.2        references to any statute or statutory provision include, unless she context otherwise requires, a reference to the statute or statutory provision as modified or reenacted and in force from time to time prior to the Commencement Date and any subordinate legislation made under the relevant statute or statutory provision in force prior to the Commencement Date;

1.1.3        references to persons will include bodies corporate, unincorporated associations and partnerships;

1.1.4        references to a document being “in the agreed terms” are to that document in the form agreed and for the purposes of identification initialled by or on behalf of DCL and SEV;

1.1.5        all obligations, representations and warranties on the part of two or more persons are entered into, given or made by such persons jointly and severally;

1.1.6        references to the singular include the plural and vice versa;

1.1.7        references to Clauses and Schedules are to Clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the Schedule in which such references appear;

1.1.8        the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement;

1.1.9        the headings in this Agreement will not affect its interpretation; and

1.1.10      any phrase introduced by the term “include”, including”, “in particular” or any similar expression will be construed as illustrative and will not limit the sense of the words preceding that term.

1.2           SEV and DCL hereby expressly agree that this Agreement shall replace and take precedence over any terms set out in the Maintenance Agreement. Accordingly, SEV and DCL hereby agree that the Maintenance Agreement is deemed to have been terminated by them with effect from the date of this Agreement.

1.3           Within a period of three months of the Commencement Date, DCL shall enter into a master contract hire agreement with SEV (or SEV’s nominated third party finance provider) in respect of the supply of all DCL’s requirements for new small (up to 3.5t gross vehicle weight) goods vehicles for an initial period of 18 (eighteen) months from the Commencement Date. On completion of this initial 18 (eighteen) month period, and at each 18 (eighteen) month interval thereafter during the continuance of this Agreement, DCL will review the contracted rates and provided the rates remain within

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

the same competitive framework as the original agreement, DCL will renew the master contract hire agreement for a further 18 (eighteen) months.

2.             SEV’s Obligations

In consideration of the payment by DCL from time to time of the Maintenance Charges in accordance with the provisions of Clause 3 below SEV shall during the term of this Agreement.

2.1           provide the Maintenance Services in respect of the vehicles upon the terms and conditions of this Agreement and with all due skill, care and diligence using goods of satisfactory qualify and fit for the purpose;

2.2           ensure the Vehicles are in a roadworthy condition and comply with all relevant legal and statutory requirements so far as the same is possible by the provision of the Maintenance Services, however, SEV shall not be liable under this Clause 2.2 in the event that the Vehicles are not in a roadworthy conditions due to DCL breaching a term of its obligations under Clause 9 or the Code of Practice;

2.3           abide by the health and safety policy from time to time of DCL whilst working on DCL property (subject to the prior notification of any changes to the same by DCL to SEV);

2.4           advise DCL in writing in the event of a Vehicle not meeting its maintenance schedule for reason of being unavailable to SEV for Maintenance Services;

2.5           provide to DCL a defect reporting book and annual service schedule chart for each Site;

2.6           provide a “freefone’ number for reporting out-of-hours breakdowns;

2.7           provide the following reports to DCL in a format as agreed with DCL;

2.7.1        weekly overdue service status current to date of printing;

2.7.2        monthly Vehicles serviced report;

2.7.3        monthly notification of any CDV, SGV, MGV or LGV predicted to exceed 25,000 miles per annum;

2.7.4        monthly fleet list of the Vehicles included in the Fleet Size for the purposes of calculating Maintenance Charges;

2.7.5        any further reports that may be reasonably requested by DCL from time to time;

2.8           provide suitable storage for vehicle records and reports of Maintenance Services for a period of 3 years from the date the Maintenance Services took place and allow DCL access to them on request and at the end of this period deliver said documents to a designated UK location as requested by DCL;

2.9           advise DCL in the event of SEV being aware of obsolete components that have a widespread usage on the Vehicles;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.10         use its reasonable endeavours to suggest and/or implement such new processes or procedures as may be deemed reasonable by SEV in the circumstances or as may be reasonably requested by DCL in order to ensure that the Maintenance Services are provided in an efficient and effective way.

3.             Maintenance Charges

3.1           The Maintenance Charges shall be the aggregate charge during the continuance of this Agreement calculated calendar monthly in advance using the prevailing Fleet Size and the Maintenance Rate for each Vehicle included therein.

3.2           The Maintenance Charges shall not include the cost of any Excepted Services.

3.3           The Maintenance Charges shall be invoiced by SEV calendar monthly in advance and shall be payable by DCL within fourteen days of the invoice date.

3.4           SEV shall not be entitled to Maintenance Charges in respect of any Vehicle which is more than two weeks overdue for service inspection through no fault of DCL during the period from the week ending date when such inspection becomes two weeks overdue until the week ending date that the service inspection is duly carried out. DCL shall be entitled to receive a refund in respect of any such amounts that have already been paid and such refund to be made by credit note issued by SEV each week that the Vehicle remains overdue for service inspection.

3.5           Maintenance Charges shall be increased annually on the first day of each DCL Financial Year in line with the last published Retail Price Index and stated in Schedule One effective for the following year of this Agreement, a signed copy of which shall be attached to each copy of this Agreement.

3.6           Subject to a genuine dispute, SEV reserves the right to charge DCL interest in respect of the rate payment of any Maintenance Charges or Additional Charges due under this Agreement at the rate of 3% per annum above the base rate from time to time of Lloyds TSB Bank PLC from the due date therefor until payment (as well after as before any judgement binding on either party).

4.             Maintenance Services

The Maintenance Services shall comprise the provision by SEV during the continuance of this Agreement of the following:

4.1           servicing and inspections at intervals stated in Schedule One using the FTA report form for SGV, MGV, LGV and CDV and SEV’s report form for EGV;

4.2           preparation and submission of SGV, MGV, LGV and CDV for the relevant annual VOSA test;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.3           recalibration and resealing of tachograph equipment on MGV and LGV to VOSA requirements;

4.4           in respect of transport refrigeration equipment on MGV and LGV up to eight years old, servicing and inspections at intervals stated in Schedule One and repairs as required;

4.5           in respect of tail-lift equipment on MGV and LGV up to eight years old, preventative maintenance inspections at intervals stated in Schedule One and repairs as required to the electrical and hydraulic systems but not to the main frame, sub-frames, platform or mountings;

4.6           labour and parts to make repairs to Vehicles and Chargers due to normal wear and tear;

4.7           tyre inspections every month, puncture repairs and replacement of tyres with equal to or less than 2mm of tread remaining and in the event of the Company failing to change a tyre with equal to or less than 2mm of tread remaining that is identified on the monthly inspection or which is not available for inspection and the Customer is not informed as such, issue a credit note to the Customer equal to two weeks Maintenance Charge for the Vehicle concerned;

4.8           transport to and from the Place of Repair;

4.9           respond to Vehicle breakdowns within two hours of receiving notification of the breakdown either by attending to the Vehicle if located at the Place of Use or by informing DCL of action to be taken if located at the Site. In the event of SEV failing to attend at the Place of Use within two hours then a senior representative of SEV will meet DCL to explain the reason for the failure. SEV shall undertake necessary repairs or where a repair cannot be completed, recover the vehicle back to the Site or Place of Repair and record the action taken in the defect reporting book;

4.10         battery topping (and removal of over-spill) at a maximum of fortnightly intervals for EGV;

4.11         replacement of light lenses, mirror glasses, heads and aims, number plates and vehicle charging connectors and parts thereof damaged through accident or driver abuse;

4.12         minor Bodywork repairs due to normal wear and tear in order to maintain Vehicles in roadworthy condition, specifically:

4.12.1      repairs to locks, catches, handles and hinges;

4.12.2      repairs to seats and seat frames;

4.12.3      repairs to window mechanisms (excluding glass);

4.12.4      minor repairs to remove sharp edges, straighten bent panels, refit bumpers and secure loose items.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.             Times for Maintenance Services

SEV will provide maintenance Services 24 hours a day Monday to Friday and until 6pm on Saturday (excluding Christmas Day). In the event of Maintenance Services being provided by SEV at DCL’s request outside of this time frame, SEV will levy Additional Charges in respect of the work earned out at the rates set out in Schedule One.

6.             Excepted Services

6.1           The Maintenance Services shall not include:

6.1.1        the transportation or relocation of the Vehicles other than as described in Clause 4.8;

6.1.2        repairs required due to the use (other than by SEV) of defective or inappropriate supplies or accessories;

6.1.3        repairs required due to any disaster affecting the Vehicles inducing without limitation fire, flood, water, wind, lightning, vandalism or burglary (other than as described in Clauses 4.11 and 4.12);

6.1.4        repairs required due to the neglect, misuse or abuse of the Vehicles by DCL, its employees or agents (other than as described in Clauses 4.11 and 4.12);

6.1.5        repairs required to rectify damage caused by continuing to operate a Vehicle with a serious defect that should reasonably have been recognised as such by DCL;

6.1.6        vehicle recovery from the Place Of Use to the Site (or any other location) due to a breakdown caused by a fault not covered by the Maintenance Services;

6.1.7        repairs or replacement of wheel rims;

6.1.8        repairs or replacement of CDV, SGV, MGV and LGV Engine, gearbox, prop shaft (excluding mountings) and drive axle repairs or replacement on Vehicles over six years old;

6.1.9        repairs or replacement of transport refrigeration equipment on EGV and SGV; transport refrigeration equipment Engine on MGV and LGV, and; repairs or replacement of transport refrigeration equipment on MGV and LGV more than eight years old;

6.1.10      repairs or replacement of tail-lift equipment on EGV and SGV, tail-lift main frame, sub-frames, platform and mountings on MGV and LGV and, repairs or replacement of tail-lift; equipment on any MGV or LGV more than eight years old;

6.1.11      daily Vehicle checks as specified in the Code of Practice and any damage caused by failing to carry out same;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.1.12      oils and fluids required to complete the daily Vehicle checks,

6.1.13      repairs to the Bodywork of the Vehicles other than as described in Clause 4.12;

6.1.14      repairs to the Chassis of the Vehicles;

6.1.15      repairs to the Bodywork as described in Clause 4.12 for a period of thirteen weeks from the Commencement Date;

6.1.16      damage or failure caused by corrosion of the Bodywork or Chassis;

6.1.17      upgrades, conversions and retrofits required due to the obsolescence of the original components used by the vehicle manufacturer;

6.1.18      repainting (other than to avoid leaving exposed bare metal following repairs described in Clause 4.12.4) or refurbishing of the Vehicles;

6.1.19      cleaning of the Vehicles save as necessary to complete the Maintenance Services;

6.1.20      traction battery (including boxes and connectors) replacement, maintenance (other than as described in Clause 4.10) and repair;

6.2           SEV shall upon request by DCL provide all or any of the Excepted Services but shall be entitled to charge for the same by levying Additional Charges in the manner described in Clause 7.

6.3           Without prejudice to Clause 6.2, SEV shall be entitled to levy Additional Charges in the manner described in Clause 7 if Maintenance Services are provided at DCL request in circumstances where it is agreed that DCL request was unnecessary.

7.             Additional Charges

7.1           Rates for Additional Charges shall be increased annually in line with the last published Retail Price Index on the first day of each DCL Financial Year and stated in Schedule One effective for the following year of this Agreement.

7.2           Additional Charges shall be levied by SEV on completion of Excepted Services within fifteen working days otherwise DCL shall have no obligation to pay the Additional Charges. The Additional Charges shall be payable by DCL within fifteen working days of receipt of the invoice.

7.3           Additional Charges for labour and travelling time shall be levied at the rates stated in Schedule One.

7.4           Transportation of Vehicles on SEV transport shall be levied on a time plus mileage basis at the rates stated in Schedule One.

7.5           The time charged from the initial location of SEV transport to the point of collection and back shall be limited to a maximum of one hour each way

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

7.6           Any CDV, SGV, MGV or LGV, reported monthly by SEV as described in Clause 2.7.3 and operating in excess of 25,000 miles per annum shall be subject to an Additional Charge, calculated on a pro-rata basis, levied annually on the first day of each DCL Financial Year

7.7           Subject always to Clause 2.1. SEV reserves the right to supply new, reconditioned or used replacement parts and materials in the performance of its duties hereunder.

7.8           New, used and reconditioned spare parts and materials used in the completion of Excepted Services shall be levied by SEV to DCL at a price agreed by DCL for each case.

7.9           Where SEV employs sub-contractors for Excepted Services, the Additional Charges shall be levied at the rates stated in Schedule One.

7.10         SEV shall have the consent of DCL to undertake Excepted Services without prior notification for which the Additional Charge does not exceed the amount stated in Schedule One and provided it is agreed that the Excepted Services were required; DCL accepts full liability for the payment thereof. Payment for Excepted Services in excess of the value stated in Schedule One that are completed without prior approval of DCL shall be payable in full only at the discretion of DCL

8.             Fleet Size

8.1           The prevailing Fleet Size shall be recalculated by SEV and agreed by DCL on the last day of each calendar month for the purpose of calculating Maintenance Charges.

8.2           Spare Vehicles in the ratio of one Spare Vehicle to every ten Operational Vehicles (calculated by Vehicle category, and allowing for reasonable substitutes, across the whole fleet) shall be held at each Site and are included in this Agreement in respect of Fleet Size calculations.

8.3           The Fleet Size shall be allowed to fluctuate within a range defined as the Opening Fleet Size less ten percent to the Opening Fleet Size plus ten percent without penalty or notice. The Fleet Size, in respect of Maintenance Charges calculations shall only be allowed to exceed this range following either a revision of Schedule One agreed by SEV and DCL or on the first day of a DCL Financial Year.

8.4           DCL shall first offer all Surplus Vehicles that DCL wishes to sell for sale to SEV. Any Surplus Vehicle purchased by SEV shall be removed from DCL site within ten working days. Unless purchased by SEV, disposal of Surplus Vehicles shall be the responsibility of DCL.

8.5           Notwithstanding any other term of this Agreement, DCL shall within a period of five months of the Commencement Date reduce the number of MGV and LGV Vehicles in respect of which SEV is to provide Maintenance Services to a maximum of 52 Vehicles;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

so as to enable SEV to undertake appropriate redundancy consultation and selection processes with those Transferring Employees involved in the maintenance of such MGV and LGV Vehicles and where appropriate to effect the dismissal of those Transferring Employees on the ground of redundancy.

9.       DCL’s Obligations

During the term of this Agreement, DCL shall:

9.1      pay SEV Additional Charges as required to ensure that any vehicle to be added to this Agreement after the Commencement Date is in a roadworthy condition, including bodywork as described in Clause 4.12. and capable of passing a VOSA inspection prior to inclusion in this Agreement;

9.2      use its reasonable endeavours to ensure the Vehicles are operated in accordance with the Vehicle manufacturers’ instructions and for the purposes for which they were designed;

9.3      use its reasonable endeavours to ensure that daily Vehicle checks, in accordance with the Code of Practice are completed (and recorded daily in writing) and that tyre pressures, engine oil, coolant and windscreen washer fluid are maintained at the correct levels and topped up if necessary;

9.4      replace, at both DCL and SEV discretion and where practical, any blown bulbs or fuses using spares provided by SEV on a free of charge basis;

9.5      ensure that any faults or defects are reported without unnecessary delay to SEV using the procedure specified in the Contract Procedure Manual;

9.6      to provide and make use of a Spare Vehicle in the event of a Vehicle being unavailable for operation due to Maintenance Services;

9.7      if requested, in so far as is practical to do so, provide assistance to SEV to tow a Vehicle back to the Site or Place of Repair;

9.8      ensure that no alterations, modifications, repairs or maintenance to the Vehicles that directly affects SEV obligations under this Agreement, are carried out other than by SEV without prior consultation with SEV and such consent not to be unreasonably withheld;

9.9      provide a valid road fund licencse for each Vehicle;

9.10    provide a safe working area at each Site in which SEV personnel may work on the Vehicles;

9.11    provide a safe working area where batteries can be cleaned without contamination of the water course;

9.12    provide a reasonable amount of electricity and water to SEV whilst working on the Vehicles on Site at no charge to SEV;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

9.13    promptly notify SEV in writing in the event that a Vehicle is to be included within or removed from the scope of this Agreement

10.     Access to Premises

10.1    DCL shall allow SEV and authorised sub-contractors reasonable access to any premises controlled by DCL in order to provide the Maintenance Services (the “Premises”) and to the extent necessary for SEV to provide the Maintenance Services. The access shall be granted during the normal working hours for the relevant Premises. If access is required outside the normal working hours for the relevant Premises, SEV shall arrange an appointment in advance with DCL.

10.2    SEV shall make sure that all of its employees, agents and sub contractors attending the Premises:

10.2.1      carry and keep visible suitable means of identification;

10.2.2      comply with reasonable regulations applying to conduct at the Premises.

10.2.3      comply with lawful directions given by authorised personnel of DCL relating to conduct on the Premises.

10.3    SEV shall be liable for any damage caused to the Premises by its employees, agents, sub-contractors and invitees.

10.4    Unless otherwise agreed, SEV shall be responsible for property which it brings onto the Premises and shall remove it from the Premises when requested by DCL.

10.5    The use of the Premises is entirely at DCL’s discretion and DCL may ask SEV to vacate the Premises or stop providing Maintenance Service from Premises from time to time by giving SEV at least 30 days’ written notice.

10.6    SEV shall not be liable for the failure to provide Maintenance Services due to being unable to gain access to Vehicles through DCL exercising their rights under this Clause 10.

11.     Transferring Employees

1l.1     DCL and SEV acknowledge and agree that, pursuant to the Regulations, the contracts of employment between DCL and the Transferring Employees (except in so far as such contracts relate to any occupational pension scheme as defined in Regulation 7 of the Regulations) will have effect after the Commencement Date as if originally made between SEV and the Transferring Employees. SEV and/or any Permitted Sub-Contractor will make such pension provisions in respect of the Transferring Employees as complies with its obligations under sections 257 and 258 Pensions Act 2004 and the regulations under these sections, namely the Transfer of Employment (Pension Protection) Regulations 2005.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.2    DCL and SEV agree that the following provisions of this Clause 11 will apply irrespective of whether or not the Regulations apply as a matter of law

11.3    All Employment Costs in relation to the Transferring Employees in respect of:

11.3.1      up to and including the Commencement Date (whether or not due for payment at that date) will be borne by DCL

11.3.2      after the Commencement Date up to and including the Termination Date will be borne by SEV;

and will if necessary be apportioned on a time basis between SEV and DCL

11.4    DCL will indemnify and will keep SEV indemnified in full against all Liabilities arising directly or indirectly in connection with.

11.4.1      the employment or termination of employment by DCL of any of the Transferring Employees (whether or not terminated by notice and, if so terminated, whenever that notice expires) up to and including the Commencement Date;

11.4.2      any act, omission or default of DCL up to and including the Commencement Date in respect of the employment by DCL of the Transferring Employees;

11.4.3      DCL’s failure to inform or consult as required under Regulation 10 and 10A of the Regulations except to the extent that any such action or claim (or any part of such action or claim) arises from any failure by SEV to give DCL the information required from SEV to enable DCL to comply with its obligations under Regulation 10(3) of the Regulations;

11.4.4      any claim by a Transferring Employee that such person is entitled for any reason to take benefits not relating to old age, invalidity or survivors pursuant to the terms of any pension scheme in which SEV is not then participating, or pursuant to the Transferring Employee’s terms and conditions of employment prior to the Commencement Date;

11.4.5      any claim by any trade union, staff association or staff body recognised by DCL in respect of all or any of the Transferring Employees arising out of DCL’s failure to comply with its legal obligations to such trade unions or staff associations or bodies; and

11.4.6      any claim by any former, existing or future employee of DCL (other than the Transferring Employees) against SEV concerning or relating to any matter whatever.

11.5    Subject to Clause 11.6. SEV will indemnify and keep DCL indemnified in full against all Liabilities arising directly or indirectly in connection with:

11.5.1      any Employment Costs arising in relation to the Contracted Period in relation to the Employees;

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.5.2      the employment or termination of employment by SEV of any of the Employees (whether or not terminated by notice and, if so terminated, whenever that notice expires); and

11.5.3      any act, omission or default of SEV in respect of the employment by SEV of the Employees.

11.6    SEV has indicated to DCL that following the Commencement Date, it will undertake a review of the provision of the Maintenance Services and the services that SEV already provides to DCL, which are similar to the Maintenance Services, and it is possible that headcount reductions may be necessary within its workforce as a result of that review. To the extent that such headcount reductions are effected through compulsory redundancies which affect the Transferring Employees, DCL understands that SEV will seek to establish that such redundancies are for an economic technical or organisational reason entailing a change in the workforce. Accordingly, DCL agrees that (subject to Clause 11.7) in the event that SEV terminates the employment of any of the Transferring Employees on the ground of redundancy and:-

11.6.1      the date on which the applicable redundancy notice is issued falls on or within a period of 6 months commencing on and including the Commencement Date; and

11.6.2      a copy of such redundancy notice is served (in accordance with clause 32.1) upon DCL within the same period;

then DCL will reimburse the Redundancy Costs validly incurred by SEV in association with such termination(s) to SEV within 14 days of receipt of an invoice from SEV detailing the name of the Transferring Employee, the effective date of termination of their employment and the date and amount of any payment of the Redundancy Costs (including a breakdown of PAYE deducted).

11.7    DCL will reimburse Redundancy Costs to SEV in accordance with Clause 11.6 up to a maximum total sum as set out in Schedule Two (“the Redundancy Cap”). However, in the event that the basis of calculation of the Redundancy Costs applicable to all or any of the Transferring Employees as stated in Schedule Two (“the Anticipated Redundancy Costs”) is challenged (whether by one or more of the Transferring Employees or by any trade union, staff association or staff body recognised by DCL or SEV in respect of all or any of the Transferring Employees) with the result that the Anticipated Redundancy Costs are agreed by the parties or adjudged by a competent court or tribunal to be less than the actual Redundancy Costs (“the Actual Redundancy Costs”), DCL agrees to forthwith pay to SEV in addition to the Anticipated Redundancy Costs such sum as represents the difference between the Anticipated Redundancy Costs and the Actual Redundancy Costs; provided that DCL’s liability in respect of such difference shall not exceed the sum of [***]

[***]

11.8    SEV will for the purposes of its accounts and tax return consider whether any payment received from DCL under the terms of Clause 11.6 can be treated as a non taxable income receipt with a claim being made for the Redundancy Costs as deductible for corporation tax purposes. Provided SEV considers that there are reasonable grounds

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

for submitting its tax return on this basis then upon acceptance by the HM Revenue and Customs of this treatment or upon expiry of the relevant time limit for the HM Revenue and Customs to raise enquiries in relation to the tax return covering the provision of the Maintenance Services SEV will pay to DCL an amount equal to the reduction in the SEV’s corporation tax liability attributable to the deductibility of the Redundancy Costs within 14 days of such acceptance or expiry.

11.9                       SEV shall only terminate the employment of any Transferring Employees under Clause 11.6 in the event that headcount reductions are necessary (as specified under Clause 11.6) and SEV has used all reasonable endeavours to try and find alternative employment for such employees within SEV.

11.10                 SEV hereby undertakes to DCL that it will comply with all relevant legislation and case law and will use best practice in any redundancy process it undertakes in relation to the Transferring Employees where it intends to call upon or does call upon DCL to reimburse any Redundancy Costs so as to ensure that such dismissals are fair and reasonable in all the circumstances.

11.11                 DCL acknowledges that SEV requested DCL to provide it with various employment details in relation to the Transferring Employees as set out in Schedule Three (“Transferring Employees Information”) before: the Commencement Date DCL used all reasonable endeavours to ensure that it provided SEV with all the Transferring Employees Information and warrants that to the best of its knowledge and belief (having undertaken all reasonable investigations and conducted all relevant enquiries) the Transferring Employees Information was true complete and accurate when given and remains true, complete and accurate until the Commencement Date.

11.12                 DCL acknowledges that SEV is relying on the warranty set out in Clause 11.11.

11.13                 The rights and remedies of SEV in respect of any breach of the warranty set out in Clause 11.11 shall not be affected by completion of the transfer of the Transferring Employees, by any knowledge of SEV or its advisers, by the rescission or non-rescission of this Agreement, by any investigation made by or on behalf of SEV into the affairs of DCL or by SEV failing to exercise or delaying the exercise of any of its rights or remedies.

11.14                 SEV hereby warrants to DCL that as at the date of this Agreement no claim is contemplated against DCL in relation to clause 11.11

11.15                 DCL shall subject to clause 11.16 indemnify and keep SEV indemnified against any Liabilities incurred by SEV during a period of 12 months from the Commencement Date or any potential Liabilities of which SEV becomes aware during the period of 12 months from the Commencement Date as a result of a breach by DCL of the warranty set out in clause 11.11 provided that:

11.15.1             SEV promptly notifies DCL of any allegation of loss or damage within a period of 12 months from the Commencement Date.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.15.2    SEV makes no admission or prejudicial statement without DCL’s consent (such consent not to be unreasonably withheld or delayed);

11.15.3    the parties conduct and settle all negotiations and proceedings in a manner which is mutually acceptable in the circumstances, both parties acting reasonably in the circumstances; and

11.15.4    SEV complies with its common law duty to mitigate its losses.

11.16    DCL shall not be liable to SEV under the provisions of this clause 11 for indirect loss, consequential loss or loss of profits.

11.17    DCL and SEV acknowledge that DCL may, in the normal course of its business, acquire various undertakings during the term of this Agreement (“New Undertakings”) which may consist of (amongst other things) vehicles and employees involved in the maintenance and repair of such vehicles (“New Employees”). Accordingly, and in the event that;

(i)          DCL completes the acquisition of a New Undertaking and becomes the employer of the New Employees;

(ii)         DCL notifies SEV of its desire for SEV to provide such Maintenance Services in respect of such New Undertaking;

(iii)        SEV is prepared to provide such Maintenance Services in accordance with the terms of this Agreement; and

(iv)       the parties agree that the Now Employees are to be employed by SEV (whether in accordance with the Regulations or otherwise as the case may be) in order to enable SEV to provide such Maintenance Services.

the parties agree to use all reasonable endeavors to effect and document the employment by SEV of the New Employees (again whether in accordance with the Regulations or otherwise as the case may be) and the inclusion of the applicable vehicles within the scope of this Agreement within such timescale as the parties may agree (both parties acting reasonably in the circumstances). For the avoidance of doubt, the parties agree that;

11.17.1    where the New Employees are to transfer to SEV in accordance with the Regulations then the terms of such transfer shall be in substantially the same form as that wording set out in this Agreement in respect of the Transferring Employees; and

11.17.2    whether the New Employees are to be employed by SEV pursuant to the Regulations or otherwise the agreement between SEV and DCL providing for their employment by SEV shell include provisions which are the same or substantially the same as clauses 18, 19 and 20 of this Agreement.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.     Changes in Legislation

In the event of changes in legislation taking place during the Contracted Period that directly affects DCL Vehicles, SEV shall seek a cost effective resolution and such costs incurred by SEV in, meeting the new legal requirements shall be met in full by DCL, either through Additional Charges or a revision of Schedule One.

13.     Warranties and Liability

13.1    SEV does not warrant that the Maintenance Services will cause Vehicles to operate without breakdown or interruption.

13.2    SEV warrants and represents to DCL that:

13.2.1      all written information and materials given by SEV to DCL are, when given and so far as SEV is aware at the time, accurate in all material respects,

13.2.2      it has full right, power and authority to provide the Maintenance Services to DCL on the terms of this Agreement;

13.2.3      it will provide the Maintenance Services with the degree of skill, diligence, prudence, foresight and care which would reasonably be expected from a skilled, experienced and properly resourced person providing similar services to that of SEV in this Agreement in similar or the same circumstances, and

13.2.4      it will use all reasonable endeavours to make sure that, when complying with its obligations under this Agreement, it does not unreasonably interfere with the activities of DCL, its members, employees or agents.

13.3    All warranties and representations shall, unless otherwise expressly stated, continue in full force and effect during the term of this Agreement and shall survive termination.

13.4    Subject always to Clause 13.7, SEV shall indemnify DCL against all claims, demands, actions, costs and expenses (including legal costs and disbursements) which DCL incurs directly or indirectly as a result of any act, omission or default of SEV, its employees, officers, agents, sub-contractors, suppliers and invitees in respect of:

13.4.1      any breach of the warranties in Clause 13.2;

13.4.2      damage to real or personal property;

13.4.3      injury to persons, including injury resulting in death.

13.5    If and to the extent that a Vehicle breakdown is caused by SEV failure to meet its obligations described in Clause 2.1, SEV shall (subject always to Clause 13.7) indemnify DCL against any costs directly associated with and attributable to the breakdown in relation to the Vehicle concerned and the provision of a Spare Vehicle.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SEV’s liability under this Clause 13.5 shall be SEV’s entire liability to DCL in relation to a Vehicle which breaks down.

13.6    SEV’s entire liability in respect of the sums payable pursuant to the indemnities contained in Clauses 13.4 and 13.5 shall be limited to the annualised value of the Maintenance Charges calculated on the Commencement Date or the last anniversary thereof, unless SEV is insured in respect of such liability, in which case SEV’s liability under Clauses 13.4 and 13.5 shall be limited to the extent of such cover.

13.7    Nothing in this Agreement shall limit either party’s liability to the other for death or injury resulting from its own or its employees’, agents’ or sub-contractors’ negligence or fraudulent misrepresentation.

14.     Amendments

Any provision of this Agreement may be amended with the written consent of both parties.

15.     Duration of Agreement

This Agreement shall commence on the Commencement Date and shall continue for an initial period of five years until terminated in the manner described in Clause 16 below.

16.     Termination

16.1    Following expiry of the initial period described in Clause 15 above, DCL or SEV giving not less than six months notice in writing may terminate this Agreement. In addition, DCL may terminate this Agreement with effect from the 3rd, 4th or 5th anniversary of the Commencement Date by giving not less than six months notice in writing to SEV. During the notice period, all Clauses and provisions of this Agreement shall remain in effect. Any defects in Vehicles notified to SEV by DCL during the notice period shall be remedied prior to the end of this Agreement. If Schedule One has expired during the notice period then all Maintenance Charges and Additional Charges shall be charged at the rates shown in the last effective Schedule One increased in line with the last published Retail Price Index.

16.2    DCL or SEV may terminate this Agreement forthwith by notice in writing to the other if:

16.2.1      the other is in breach of this Agreement and shall have failed (where the breach is capable of remedy) to remedy the breach within 14 days of the date of a request in writing from the party not in breach requiring the breach to be remedied;

16.2.2      has a Receiver, Manager, Administrator or Administrative Receiver appointed over all or any part of its undertaking, assets or income resolution for its

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

winding up or has a petition granted by any Court for its winding up or for an Administration Order.

16.3    DCL may terminate this Agreement with immediate effect if Dairy Crest and/or SEV (on behalf of Dairy Crest) receives more than three PG9 Notices in relation to the Vehicles or a Vehicle in the preceding 6 month period specifically caused by SEV failing to meet its obligations under this Agreement or in the event that SEV breaches the Codes Of Practice relevant to the Maintenance Services more than 3 times in the preceding 6 month period.

16.4    SEV shall remain liable for the repairs described in Clause 4.12 identified by DCL for a period of thirteen weeks from the end of the Contracted Period and shall provide such repairs on a free of charge basis.

16.5    From receipt of notice of termination of this Agreement. SEV agrees not to employ any person to work wholly or mainly in the provision of the Maintenance Services without the consent of DCL or any Replacement Supplier having first been obtained (provided that such consent is not unreasonably withheld or delayed).

16.6    All Employment Costs in relation to the Future Transferring Employees in respect of the period:

16.6.1      up to and including the Termination Date (whether or not due for payment at that date) will be borne by SEV;

16.6.2      after the Termination Date will be borne by DCL and/or any Replacement Supplier;

and will if necessary be apportioned on a time basis between SEV and DCL and/or any Replacement Supplier.

16.7    SEV shall take all such steps as shall be necessary to agree with DCL and/or any Replacement Supplier a plan for the orderly hand-over of the Maintenance Services to DCL and/or any Replacement Supplier, such that the Maintenance Services or Future Maintenance Services can be carried on with the minimum of interruption and inconvenience to DCL and/or any Replacement Supplier and to effect such handover.

16.8    SEV shall with effect from the Termination Date, and until such time as the plan for the handover of the Services pursuant to Clause 16.7 has been fully implemented, SEV agrees to continue the provision of the Maintenance Services to DCL in accordance with the terms and conditions of this Agreement.

16.9    SEV shall with effect from the Termination Date immediately cease any publicity linking itself to, and any holding of itself out as being in any way linked with, DCL.

16.10  Termination in accordance with this Clause 16 shall not prejudice or affect a right or action which has accrued to either party.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

16.11  Any provisions which expressly or by implication are necessary for the enforcement or interpretation of this Agreement shall survive termination

17.     Provision of Information at the Termination Date

17.1    Within 14 days of receipt of written notice from DCL in accordance with Clause 16 or as soon as reasonably practicable thereafter SEV shall, subject to the appropriate confidentiality undertakings being given, and further subject to any restrictions imposed by law including, without limitation, any obligation under the Data Protection Act 1998, provide DCL with;

17.1.1      SEV’s Provisional Future Transferring Employees List:

17.1.2      all material terms and conditions of employment relating to the employment of the persons listed on SEV’s Provisional Future Transferring Employees List and written job descriptions if such written job descriptions are in place:

17.1.3      a list of all other Employees who are engaged, or have beer engaged during the preceding six months, in the provision of the Maintenance Services, together with details of their roles and an explanation of why SEV does not consider that they will transfer under the Regulations (for example because SEV does not consider that the Regulations will apply at all or to them).

such information together being “Staffing Information”.

17.2    Where Staffing Information has been provided in accordance with Clause 17.1 and SEV makes or becomes aware of any material changes or discovers material new information SEV shall notify DCL, in writing, upon any such change or discovery.

17.3    SEV shall warrant and represent to DCL that to the best of its knowledge and belief any Staffing Information (including copies thereof) shall be complete and accurate in all respects and shall be kept complete and accurate.

17.4    Fourteen (14) days prior to any Future Transfer Date, SEV shall provide DCL with SEV’s Final Future Transferring Employees List and shall warrant and represent that as at that Future Transfer Date:

17.4.1      SEV’s Final Future Transferring Employees List shall be complete and accurate;

17.4.2      all the Future Transferring Employees are employed by SEV and no other person employed by SEV shall be working in or assigned to the provision of the Maintenance Services; and

17.4.3      it shall have disclosed to DCL, all material terms and conditions of employment relating the Future Transferring Employees.

17.5    From receipt of notice of termination of this Agreement; or in respect of the actual or proposed termination of SEV’s provision of some (but not all) of the Maintenance

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Services, the date upon which either party notifies the other of such partial termination, SEV shall not, and will not, other than in the ordinary course of business (to include but not limited to any steps considered necessary by SEV to ensure compliance with the term of this Agreement) (or if not within the ordinary course of business. without the prior written consent of DCL, such consent not to be unreasonably withheld or delayed):

17.5.1                replace a material number of the employees on SEV’s Provisional Future Transferring Employees List, deploy or assign any other person to perform the Maintenance Services or increase the number of such employees or terminate or give notice to terminate the employment or contracts of any persons on SEV’s Provisional Future Transferring Employees List; or

17.5.2                make, propose or permit any material changes to the terms and conditions of employment of any employees listed on SEV’s Provisional Future Transferring Employees List which may reasonably be viewed as detrimental from an employer’s perspective or

17.5.3                increase the proportion of working time spent on the Maintenance Services by any of the Employees without the prior consent of DCL (which shall not be withheld unless the granting of consent would result in an increase in the overall number of Employees to be transferred under the Regulations to DCL and/or a Replacement Supplier); or

17.5.4                introduce any new contractual or customary practice (including for the avoidance of couot any payments on termination of employment) applicable to any person listed on SEV’s Provisional Future Transferring Employees List,

and SEV will promptly notify DCL of the period of notice given (by SEV) or received (from any person listed on SEV’s Provisional Staff Future Transferring Employees or SEV’s Final Future Transferring Employees List) regardless of when such notice takes effect.

17.6                         Where SEV proposes to effect or effects (whether in the ordinary course of business or otherwise) any changes envisaged under Clause 17.5.2, SEV shall supply a copy and/or details of any such amendments at two monthly intervals prior to three (3) months before the Future Transfer Date and at monthly intervals thereafter uo to the Future Transfer Date to DCL.

18.                               Application of the Regulations

18.1                         SEV and DCL anticipate that the Regulations will apply in respect of the termination of the Agreement and the subsequent transfer of the Maintenance Services to DCL and/or to a Replacement Supplier. However, should the Regulations not apply for whatever reason, SEV and DCL agree to nevertheless act in accordance with, and be bound by, the Regulations.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

18.2                         With effect from the termination of this Agreement (for whatever reason), DCL shall procure the transfer of the Management Services either from SEV to DCL or from SEV to any Replacement Supplier

18.3                         In the event that the Regulations do apply, the provisions of Clause 20 shall apply.

18.4                         If the Regulations do not apply, the provisions of Clause 19 shall apply.

19.                               If the Regulations do not apply at the Termination Date

19.1                         If the Regulations do not apply to the full or partial termination or expiry of this Agreement (for any reason) then the provisions of this Clause 19 shall apply.

19.2                         DCL shall offer (or where applicable) procure that the Replacement Supplier offers employment to any employee of SEV who is wholly or mainly assigned to work in the provision of the Maintenance Service immediately prior to the Termination Date (“Future Agreed Transferring Employees”); such offer in each case to:

19.2.1                commence on the day immediately following the date on which the Agreement terminates,

19.2.2                be on terms no less favourable than the terms on which the Future Agreed Regulation Transferring Employees are engaged by SEV immediately before the termination of this Agreement;

19.2.3                be made in writing and copied to SEV

20.                               If the Regulations do apply at the Termination Date

20.1                         If the Regulations do apply to the full or partial termination or expiry of this Agreement (for any reason) then DCL and SEV acknowledge and agree that, pursuant to the Regulations, the contracts of employment between SEV and the Future Transferring Employees (except in so far as such contracts relate to any occupational pension scheme as defined in Regulation 7 of the Regulations) will have effect after the Termination Date as if originally made between the DCL and/or any Replacement Supplier and the Future Transferring Employees.

20.2                         DCL shall provide (or, if appropriate shall procure the provision by the Replacement Supplier of) such information as may be requested by SEV in order to comply with its duties of information and consultation under the Regulations and under sections 259-261 of the Pensions Act 2004.

20.3                         SEV will from the Termination Date keep DCL and/or any Replacement Supplier indemnified in full against all Liabilities arising directly or indirectly in connection with:

20.3.1                SEV’s failure to inform or consult as required under Regulation 10 of the Regulations except to the extent that any such action or claim (or any part of

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

such action or claim) arises from any failure by DCL or any Replacement Supplier to give SEV the information required from DCL or any Replacement Supplier to enable SEV to comply with its obligations under the Regulations;

20.3.2                any claim by a Future Transferring Employee that such person is entitled for any reason to take benefits (other than benefits relating to old age, invalidity or survivorship) pursuant to the terms of any pension scheme in which DCL or any Replacement Supplier is not then participating, or pursuant to the Future Transferring Employee’s terms and conditions of employment prior to Termination Date.

21.                               Step in rights

21.1                         If SEV fails to provide part or all of the Maintenance Services in accordance with this Agreement in any material respect. DCL may notify SEV that it intends to exercise its rights under this Clause 21. DCL agrees that it shall provide SEV with notice of its intention to exercise this Clause and shall provide SEV with a reasonable opportunity to rectify the failure to provide Maintenance Services to the satisfaction of Dairy Crest.

21.2                         DCL shall notify SEV of the reasonable costs to be incurred by DCL in the event that this Clause 21 is exercised by DCL.

21.3                         If SEV does not substantially remedy the failure within a reasonable period of the notice referred to in Clause 21.1 (not to exceed 15 days), DCL may itself provide or may employ and pay a third party supplier to provide the Maintenance Services or any part of the Maintenance Services. DCL’s reasonable costs in doing this may, at DCL’s option, be deducted from any sums due to the SEV or shall be recoverable from SEV by DCL as a debt.

21.4                         To the extent to which the Maintenance Services are being provided by DCL or a third party supplier under Clause 21.3, SEV will be relieved of its obligations to provide the Maintenance Services. SEV will not be liable for the acts or omissions of DCL or the third party supplier in providing the Maintenance Services.

21.5                         DCL shall permit SEV to resume delivery of the Maintenance Services once it is satisfied on reasonable grounds that SEV will be able to resume delivery of the Maintenance Services in accordance with this Agreement.

21.6                         SEV shall co-operate in all reasonable respects with DCL and any third party supplier engaged by DCL under this Clause.

22.                               Insurance

22.1                         SEV shall maintain in force (at its own expense) for the term of this agreement and for six years after its termination:

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

22.1.1                employer’s liability insurance for the minimum amount of £5 million to cover injury (including death) relating to the provision of the Maintenance Services to DCL; and

22.1.2                comprehensive general liability insurance, including professional indemnity, public liability and product liability insurance, for the minimum amount of £5 million to cover injury (including death), loss and damage relating to the provision of the Maintenance Services to DCL.

22.2                         The insurance policies referred to in Clause 22.1 shall be with a reputable insurer and shall not include unreasonable excesses which are unusual for this type of insurance.

22.3                         Within 14 calendar days of a request by DCL, SEV shall provide evidence of the insurances which it is obliged to maintain under Clause 22.1.

23.                               Legal status

SEV is an independent contractor and nothing in this Agreement shall be deemed to constitute a partnership or any employment relationship between the parties nor shall anything in this Agreement be deemed to constitute one party the agent of the other for any purpose.

24.                               Force Majeure

24.1                         SEV shall not be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control including but not limited to fires, insurrection or riots, embargoes, inability to obtain supplies and raw materials due to strikes or market shortages (acknowledged by DCL) affecting the relevant third party suppliers, or regulations of any civil or military authority (an “Event of Force Majeure”).

24.2                         If a default due to an Event of Force Majeure shall continue for more than eight wooks then the party not in default shall be entitled to terminate this Agreement on giving written notice to the other party. Neither party shall have any liability to the other in respect of the termination of this Agreement as a result of an Event of Force Majeure. However, any termination of this Agreement shall not affect any liability of DCL to discharge any Maintenance Charges and/or Additional Charges outstanding at that time.

25.                               Invalidity and Severability

Each of the provisions contained in this Agreement shall be construed as independent of every other such provision, so that if any provision of this Agreement shall be found by any Court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision that achieves to the greatest extent possible the economic, legal and commercial objectives of the invalid or unenforceable provision

26.                               Assignment and sub-contractors

26.1                         Neither party shall be entitled to assign the benefit of this Agreement without the prior written consent of the other party nor shall such consent be unreasonably withheld.

26.2                         SEV, with the consent of DCL and without incurring unnecessary expense, may sub-contract the performance of its obligations under this Agreement or any part thereof and such consent will not be unreasonably withheld.

26.3                         SEV shall not engage agents or sub-contractors to provide the Maintenance Services (or any material part of the Maintenance Services) without DCL’s prior consent and DCL’s consent shall not be unreasonably withheld or delayed.

26.4                         SEV shall remain responsible for obligations that are performed by agents or sub-contractors (and for the acts or omissions of agents and sub-contractors) as if they were acts or omissions of SEV.

27.                               Value Added Tax

Save insofar as otherwise expressly provided, all amounts stated in this Agreement are expressed exclusive of value added tax and any value added tax arising in respect of any supply made hereunder shall on the issue of a valid tax invoice in respect of the same be paid to the party making such supply by the party to whom it is made in addition to any other consideration payable therefor.

28.                               Law and jurisdiction

This Agreement shall be governed by and construed in all respects in accordance with the law of England and Wales and both parties submit to the exclusive jurisdiction of the English Courts.

29.                               Headings

Headings to Clauses in this Agreement are for the purposes of information and identification only and shall not be construed as forming part of this Agreement.

30.                               Entire agreement

30.1                         This Agreement, and the documents referred to in it, constitute the entire agreement and understanding of the parties and extinguishes any prior drafts, and all previous

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

contracts, arrangements, representations, warranties of any nature whether or not in writing between the parties relating to its subject matter

30.2                         Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement

31.                               Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

32.                               General

32.1                         Notices between the parties relating to this Agreement shall be in writing and shall either be delivered personally or sent by first class post or fax to the registered office for the time being of the recipient. Communications if delivered by hand shall be treated as received when delivered, if sent by first class post 48 hours after posting, if sent by air-mail post 72 hours after posting and if sent by fax when sent. Any notices that would be treated as received out of business hours (9.00 a.m. to 5.00 p.m Monday to Friday, excluding bank holidays) shall be deemed given on the next business day (Monday to Friday, excluding bank holidays).

32.2                         Except as expressly provided under this Agreement, the rights and remedies contained in this Agreement are cumulative and are not exclusive of any other rights or remedies provided by law or otherwise.

32.3                         A failure or delay by either party to exercise any right or remedy under this Agreement shall not be construed or operate as a waiver of that right or remedy nor shall any single or partial exercise of any right or remedy preclude the further exercise of that right or remedy.

32.4                         A waiver by either party of any breach of or default under this Agreement shall not be considered a waiver of a preceding or subsequent breach or default.

32.5                         A purported waiver or release under this Agreement is not effective unless it is a specific authorised written waiver or release.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SCHEDULE ONE

Effective 16 October 2005 to 31st March 2006

Opening Fleet Size: 2367

Maintenance Rate and Service Intervals:

Vehicle Type	Make/Model	Service Interval	Maintenance Rate

Smith’s Cabac/Consort
EGV	W&E Rangemaster & 4/40
	Electricars E/F model	13 weeks	[***] per week

Ford Fiesta Van
COV	Ford Escort Van	13 weeks	[***] per week
Vauxhall Astra Van

Ford Transit <3.5t GVW
SGV	LDV Convoy <3.5t GVW	13 weeks	[***] per week
Mercedes <3.5t GVW

MGV	Leyland DAF with Fridge 3501-/7500kgs	6 weeks A/B/C	[***] per week

MGV	Leyland DAF with T/L & Fridge 3501-7500kgs	6 weeks A/B/C	[***] per week

LGV	Leyland DAF with Fridge 7501-14740kgs	6 weeks A/B/C	[***] per week

LGV	Leyland DAF with T/L & Fridge 7501-14740kgs	6 weeks A/B/C	[***] per week

LGV	Leyland DAF with Fridge 14740-18000kgs	6 weeks A/B/C	[***] per week

LGV	Leyland DAF with T/L & Fridge 14740-18000kgs	6 weeks A/B/C	[***] per week

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Age related Discounts/Surcharges for SGV, MGV & LGV:

Age of Vehicle	Discount/Surcharge from Weekly Charge
Year 1	[***] discount
Year 2	[***] discount
Year 3	[***] discount
Year 4	NIL
Year 5	NIL
Year 6	NIL
Year 7	NIL
Year 8 onwards	[***] surcharge

Additional Charges:

Provider	Time Period	Labour Rate	Transport Rate
Company	7am to 5pm Weekdays	[***] per hour	[***] per mile
Company	5pm to 7am Weekdays	[***] per hour	[***] per mile
Company	Saturday	[***] per hour	[***] per mile
Company	Sunday & Bank Holidays	[***] per hour	[***] per mile

Provider	Invoice Value Plus	Min Mark-up	Max Mark-up
Sub-contractor	7.5%	[***]	[***]

Authority Level	[***]	Without prior authorisation

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SCHEDULE TWO

Transferring Employees

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Redundancy Cap

The parties agree that the Redundancy Cap referred to in Clause 11.7 is [***]

[***]

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

APPENDIX

Code of Practice on Acceptable Standards of Maintenance

The Department of Transport accepts that many operators, particularly those new to the profession, are unaware of what is needed to meet the required standards, and have issued, in consultation with representatives of the industry a Code of Practice to provide guidance for operators on what is needed for good maintenance. The Code is entitled Guide to Maintaining Roadworthiness, and is published by HMSO.

The Preface to the Code repeats the caveat in the Department’s Guide to Operator Licensing that the ultimate test of an operator’s maintenance system is the condition of his vehicles on the road.

It assures operators that if their maintenance systems accord with the Code they will be acceptable to Traffic Commissioners, providing the resulting condition of their vehicles is satisfactory. However, it adds a rider that Traffic Commissioners remain free to require more stringent arrangements than those which the operator proposes.

Advice contained in the code

The Code offers much sensible advice on what is acceptable. It thus fills the gap which previously existed between the legal requirement for safe operation and the means by which this can be fulfilled. The Vehicle and Operator Services Agency (VOSA) is now much more specific than hitherto about these means.

VOSA examiners have always been prepared to visit operators and advise them on their maintenance. The VOSA is now an Executive Agency with a commercial remit, self funded by the fees it charges for inspections it provides for a commercial fee, courses for goods vehicle operators’ staffs responsible for inspecting vehicles.

The Code places considerable emphasis on regular inspections of vehicles, including a daily “walkround check”, the keeping of records of inspections (Croners’ Road Transport Operation: Records and Procedures gives valuable information on the types of records to be kept), and the importance of driver defect reports (including the making of NIL Defects reports where appropriate).

The practice of keeping defect reports and records of inspection for 15 months is confirmed in the Code.

A clear indication is given that safety inspections should follow a pattern based on time, and that the interval of time between inspections should be determined by operating conditions.

Operators are advised to own or have access to means of measuring braking efficiency. The VOSA is currently offering, on an experimental basis, this facility to operators at some goods vehicle testing stations.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Maintenance Staff

Vehicle maintenance must be carried out by qualified maintenance staff so that the driver is well supported in his operational duties thus enabling him to give maximum productivity during his working hours.

Fleet maintenance should be planned, with regular vehicle testing and inspection, to minimise breakdowns on the road and to assist maximum vehicle utilisation.

The Driver’s Responsibilities

The driver is the operator’s representative and as such is responsible — with his employer — for any infringement of the law and he should therefore have a working knowledge of the appropriate regulations.

Whatever the standards laid down by vehicle operators for maintenance and servicing, ultimately it is the driver who is responsible for reporting on performances He, more than anyone else, handles the vehicle under load, which is the only time when a true test of vehicle performance can be obtained. The driver, therefore, must ensure that he reports in good time, to the maintenance staff, any defects likely to infringe the law or affect the safety requirements. For such purposes a Vehicle Defects Report Sheet should be supplied by the operator to his driver so that any abnormalities can be recorded and dealt with as soon as possible.

The items for checking and reporting on the Defects Report Sheet are:

(a)          fuel, oil and water

(b)         brakes

(c)          tyre condition and inflation pressures, spare wheel and jack

(d)         wheel security, making sure that:

(i)                       all nuts and studs are tight

(ii)                    no nuts or studs are missing

(iii)                 no cracks are evident around wheel holes and where the centre joins the rim

(iv)                where a wheel has been replaced recently the nuts are tight (these should be checked again after 30 minutes of the work being carried out)

Note: A vehicle should not be moved if any problems are found which should be reported immediately.

(e)          driving mirrors, windscreen wipers and washers

(f)            lights and reflectors

(g)         stop-lights and direction indicators

(h)         steering

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(i)    the tachograph instrument

(j)    care and attention of batteries

(k)   all controls within the cab (lighting controls and connections)

(l)    water-cooling system and the use of anti-freeze

(m)  fuel supply, checking and clearing air-locks (diesel fuel system)

(n)   spray suppression equipment-around wheels

(o)   sideguards and rear under-run guards

(p)   cold starting procedure

(q)   brake and light coupling systems (trailer and articulated vehicles)

(r)    special equipment and controls used with tankers, tail-lifts, autocranes, etc.

(s)   refrigeration systems and controls

(t)    speed limiters.

Note. Headlamps, front and rear fog lamps, reversing lamps (if fitted) must be set so they do not cause dazzle to other road users Also, all obligatory lamps and reflectors (including rear reflective markings) must be kept clean and in good working order.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SIGNED by MARK ARLEN	)
duly authorised for and on behalf of	)	/s/ Mark Arlen
DAIRY CREST LIMITED	)

SIGNED by STEPHEN FISHER	)
duly authorised for and on behalf of	)	/s/ S. Fisher
SEV GROUP LIMITED	)

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

ADDENDUM TO

FLEET MAINTENANCE AGREEMENT

DATED	13 OCTOBER 2005

DCL	DAIRY CREST LIMITED (Company no 2085882) whose registered office is at Claygate House, Littleworth Road, Esher, Surrey KT10 9PN

SEV	SEV GROUP LIMITED (company no 4463640) whose registered office is at Unit 95/2, Tanfield Lea Industrial Estate North, Stanley, Co Durham, DH9 9NX

Insert Additional Clause:

3.7                 Notwithstanding Clause 6, SEV agrees that DCL may withhold the final monthly payment due to SEV in respect of a vehicle on hire from Lex Vehicle Leasing t/a Business Partner (the “Hirer”) at the end of its contracted hire period to cover the cost of repairs or replacement that should have been completed under the terms of this Fleet Maintenance Agreement so that it can be returned to the Hirer in good condition. For the purposes of this Fleet Maintenance Agreement good condition means free from exterior or interior damage including dents, scratches, damaged paintwork caused by any reason other than normal wear and tear.

SIGNED by [NAME] RJR BETHAM	)
duly authorised for and on behalf of	)	/s/ R.J.R. Betham
DAIRY CREST LIMITED	)

DATE 19-1-06

SIGNED by [NAME] S FISHER	)
duly authorised for and on behalf of	)	/s/ S. Fisher
SEV GROUP LIMITED	)

DATE 19-1-06